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Exhibit 32.0

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        The certification set forth below is being submitted in connection with the Annual Report on Form 10-K/A for the fiscal year ended December 27, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        Anthony J. Cuti, the Chief Executive Officer and John K. Henry, the Chief Financial Officer of Duane Reade Inc., each certifies that, to the best of his knowledge:

1.
the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duane Reade Inc.

/s/ ANTHONY J. CUTI Anthony J. Cuti Chief Executive Officer
/s/ JOHN K. HENRY John K. Henry Chief Financial Officer

Date: April 26, 2004

A signed original of this written statement required by Section 906 has been provided to Duane Reade Inc. and will be retained by Duane Reade Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.0
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002